EXHIBIT 99.1

FOR IMMEDIATE RELEASE                            www.fairchildsemi.com
OCTOBER 17, 2002

                                                 Investor Relations:
                                                 Pete Groth
                                                 207-775-8660
                                                 investor@fairchildsemi.com

                                                 Corporate Communications:
                                                 Fran Harrison
                                                 207-775-8576
                                                 fran.harrison@fairchildsemi.com

                                                 Public Relations Firm:
                                                 Barbara Ewen
                                                 CHEN PR
                                                 781-466-8282
                                                 bewen@chenpr.com

         NEWS RELEASE

         FAIRCHILD SEMICONDUCTOR REPORTS THIRD QUARTER 2002 RESULTS

            - TOTAL SALES INCREASE SLIGHTLY FROM SECOND QUARTER 2002

            - TRADE SALES INCREASE 14% FROM THIRD QUARTER 2001

            - PRO FORMA NET INCOME $19 MILLION HIGHER THAN THIRD QUARTER 2001

            - PRO FORMA EPS UP 29% FROM SECOND QUARTER 2002

            - POSITIVE OPERATING CASH FLOW FOR 15TH CONSECUTIVE QUARTER

            - CASH BALANCE GROWS $19 MILLION SEQUENTIALLY

South Portland, Maine - Fairchild Semiconductor (NYSE: FCS), one of the largest global suppliers of high performance power products for multiple end markets, today reported results for the third quarter 2002. Third quarter sales were $360.6 million, up 11% from third quarter 2001 and up slightly from the second quarter of 2002.

Fairchild reported net income in the quarter of $4.3 million, or $0.04 per diluted share, compared to a loss of $19.1 million, or $0.19 per share in the third quarter of 2001. On a pro forma basis, which excludes amortization of acquisition-related intangibles, restructuring and impairments and other unusual items, Fairchild reported third quarter net income of $10.5 million, compared to a pro forma net loss of $8.8 million in the third quarter of 2001. Pro forma earnings were $0.09 per diluted share, compared to a First Call consensus estimate of pro forma earnings of $0.08 per diluted share, and compared

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FAIRCHILD SEMICONDUCTOR REPORTS THIRD QUARTER 2002 RESULTS

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to the pro forma net loss of $0.09 per share in the third quarter of 2001. Third quarter 2002 gross margins were 25.0%, 500 basis points higher than the third quarter of 2001. Operating cash flow was $50.2 million, positive for the fifteenth consecutive quarter. Free cash flow (operating cash flow less capital expenditures) was $20.0 million.

"We're pleased to report quarterly sequential and year-over-year increases in both sales and earnings," said Kirk Pond, president, CEO and chairman of the Board. "We've made tremendous strides during the past year to increase sales, decrease costs, reduce debt, increase cash levels, and improve our balance sheet. While visibility into near term demand remains limited, we are continuing to strengthen our business by introducing new products and lowering our overhead and reducing our manufacturing costs."

Highlights of the third quarter include the following:

      -     Increased analog sales 9% sequentially and 27% year-over-year;

      - Increased power components (power analog and power discrete) sales 2% sequentially and 24% year-over-year;

      -     Gained more than 160 analog design wins;

      -     Recorded 15th straight quarter with positive operating cash flow;

      -     Increased balance sheet cash position for fifth straight quarter;

      -     Reduced days of inventory for sixth straight quarter;

      - Maintained end market segment balance with 12% of sales into communications, 31% into computing and displays, 23% into consumer, 29% into industrial, and 5% into automotive;

      -     Named to the 2003 Dow Jones Sustainability Index; and

      - Awarded SGL-1 rating from Moody's Investor Service, their top liquidity rating for high yield issuers.

"Sales into cell phone, desktop PC, display, DVD, television, digital camera and set top box segments were all up slightly from the second quarter of 2002, while sales into automotive, power supply and industrial segments were down slightly," said Pond. "Our broad market focus continues to limit our exposure to major demand swings in any particular end market. In our distribution channels, which currently make up about 59% of our total sales, worldwide resales grew slightly from second quarter of 2002, while worldwide inventories decreased about 1-2%. Distributor inventories, at about 13 weeks, dropped by about 2-3 days since the end of June, 2002.

"Our customers and distributors remain cautious in their outlook and have slowed their longer term ordering activity, so a greater percentage of our business is now being requested for immediate or short-term delivery," continued Pond. "While competition is

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FAIRCHILD SEMICONDUCTOR REPORTS THIRD QUARTER 2002 RESULTS

PAGE 3

aggressive for this short term business, our current fourth quarter backlog for most products shows pricing within a few percent of third quarter shipment prices. Our analog and new power discrete product mix continues to improve, leaving less of our overall business exposed to this aggressive pricing."

"I'm pleased our management and employees have kept a tight focus on improving our balance sheet and reducing our cost structure," stated Joe Martin, Fairchild's executive vice president and chief financial officer. "During the quarter we increased our cash by $19 million, decreased inventory levels by $3 million and reduced inventory to about 68 days. In addition, we reduced our research and development and selling, general and administrative (R&D and SG&A) expenses by more than 5% from the second quarter. Our manufacturing cost improvements, which include insourcing production into our wafer fabs and assembly/test sites, have resulted in savings of more than $45 million this year through the first three quarters. We expect the production ramp of our new assembly/test facility in China next year will begin during the first quarter and save an additional $4-6 million per quarter by the second half of 2003. We remain committed to our goal of operating our business with gross margins in the 35% range by the middle of the industry cycle.

"Based on our quarter entering backlog, we estimate that our fourth quarter revenues will be down as much as 4-6% from the third quarter," said Martin. "We entered the quarter with about 80% of these guided revenues already on the backlog. If our turns business (orders that are received and shipped during the quarter) strengthens throughout the quarter, we believe revenues could be sequentially flat, although we expect that turns opportunities may be limited by our distributors' desires to exit the year with even lower inventories than they currently have. While we remain in a very competitive and aggressive pricing environment, we've initiated additional cost reduction actions in October that we estimate will limit fourth quarter gross margin erosion to around 50 basis points and allow our fourth quarter operating margins (after R&D and SG&A spending) to remain nearly equivalent to third quarter operating margins as a percentage of sales. We plan capital spending for fourth quarter to be about 10% to 12% of sales, with spending focused on continued cost reduction and the expansion of assembly and test capacity for new power products. We expect to incur one-time charges in the range of $7 to $8 million during the fourth quarter associated with employee severance and other costs associated with the previously announced consolidation of our Interface and Logic and Analog Divisions into the Integrated Circuit Group.

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FAIRCHILD SEMICONDUCTOR REPORTS THIRD QUARTER 2002 RESULTS

PAGE 4

"We continue to improve our financial performance in the face of a challenging market environment," Martin continued. "Compared to one year ago, we increased net income by more than $20 million on $35 million of incremental revenues. We remain very positive about the robustness of our business model and expect to deliver continued improvements in financial performance as we move through this recovery."

This press release is accompanied by pro forma statements of operations (which exclude expenses for amortization of intangibles, restructuring, impairments and other unusual items), statements of operations prepared in accordance with generally accepted accounting principles (GAAP) (which include these expenses and other unusual items), and a reconciliation from pro forma to GAAP results.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS:

The statements in the second-to-last and third-to-last paragraphs above are forward-looking statements that are based on management's assumptions and expectations and that involve risk and uncertainty. Other forward-looking statements may also be found in this news release. Forward-looking statements usually, but do not always, contain forward-looking terminology such as "we believe," "we expect," or "we anticipate," or refer to management's expectations about Fairchild's future performance. Many factors could cause actual results to differ materially from those expressed in forward-looking statements. Among these factors are the following: changes in overall global or regional economic conditions; changes in demand for our products; changes in inventories at our customers and distributors; technological and product development risks; availability of manufacturing capacity; availability of raw materials; competitors' actions; loss of key customers; order cancellations or reduced bookings; changes in manufacturing yields or output; and significant litigation. These and other risk factors are discussed in the company's quarterly and annual reports filed with the Securities and Exchange Commission (SEC) and available at the Investor Relations section of Fairchild Semiconductor's web site at www.investor.fairchildsemi.com or the SEC's web site at www.sec.gov.

FAIRCHILD SEMICONDUCTOR:

Fairchild Semiconductor (NYSE: FCS) is a leading global supplier of high performance products for multiple end markets. With a focus on developing leading edge power and interface solutions to enable the electronics of today and tomorrow, Fairchild's components are used in computing, communications, consumer, industrial and automotive applications. Fairchild's 10,000 employees design, manufacture and market power, analog & mixed signal, interface, logic, and optoelectronics products from its headquarters in South Portland, Maine, USA and numerous locations around the world. Please contact us on the web at www.fairchildsemi.com.

                   Fairchild Semiconductor International, Inc.
                       Pro Forma Statements of Operations
                     (In millions, except per share amounts)
                                   (Unaudited)

                                          Three Months Ended              Nine Months Ended
                                       Sept 29,       Sept 30,        Sept 29,        Sept 30,
                                         2002           2001            2002            2001
Revenue:
 Net sales--trade                     $   346.4      $   303.4       $ 1,019.4       $ 1,025.7
 Contract manufacturing                    14.2           22.0            38.6            57.4
                                      ---------      ---------       ---------       ---------
    Total revenue                         360.6          325.4         1,058.0         1,083.1
Operating expenses:
 Cost of sales--trade                     259.4          246.0           761.9           767.2
 Cost of contract manufac-
  turing                                   11.1           14.3            30.0            37.7
 Research and development                  20.0           19.1            62.5            64.4
 Selling, general and
  administrative                           36.4           35.8           108.5           120.1
                                      ---------      ---------       ---------       ---------
    Total operating expenses              326.9          315.2           962.9           989.4
Operating income                           33.7           10.2            95.1            93.7
Interest expense, net                      17.5           23.6            69.1            63.7
                                      ---------      ---------       ---------       ---------
Income (loss) before income
 taxes                                     16.2          (13.4)           26.0            30.0
Provision (benefit) for income
 taxes                                      5.7           (4.6)            9.1             6.9
                                      ---------      ---------       ---------       ---------
Pro forma net income (loss)           $    10.5      $    (8.8)      $    16.9       $    23.1
Pro forma net income (loss)
 per common share:
    Basic                             $    0.09      $   (0.09)      $    0.16       $    0.23
                                      ---------      ---------       ---------       ---------
    Diluted                           $    0.09      $   (0.09)      $    0.15       $    0.23
                                      ---------      ---------       ---------       ---------
Weighted average common shares:
    Basic                                 117.0           99.7           108.1            99.5
                                      ---------      ---------       ---------       ---------
    Diluted (1)                           118.7           99.7           112.4           102.4
                                      ---------      ---------       ---------       ---------

Pro forma statements of operation are intended to present the Company's operating results, excluding special items described below, for the periods presented.

During the three and nine months ended September 29, 2002 and September 30, 2001 the special items included restructuring and impairments, purchased in-process research and development, costs associated with the redemption of the 10 1/8% Notes, an inventory charge associated with Analog restructuring, a gain on sale of space and defense product line,and amortization of acquisition-related intangibles. These special items are presented using our calculated effective tax rate at the time.

(1) For the nine months ended September 29, 2002 and September 30, 2001,diluted pro forma net income per common share is calculated using weighted average common shares that take into consideration the dilutive effect of stock options, which are anti-dilutive in the calculation of net loss per common share for those periods.

                   Fairchild Semiconductor International, Inc.
       Reconciliation of Net Income (Loss) to Pro Forma Net Income (Loss)
                                  (In millions)
                                   (Unaudited)

                                      Three Months Ended             Nine Months Ended
                                     Sept 29,       Sept 30,       Sept 29,       Sept 30,
                                        2002           2001           2002           2001
Net income (loss)                    $   4.3        $ (19.1)       $  (6.0)       $ (25.5)

Adjustments to reconcile net
income (loss) to pro forma
net income (loss):

 Restructuring and impairments            --            0.8            3.6           14.2
 Purchased in-process research
  and development                         --            1.0            1.7           13.8
 Costs associated with the
  redemption of the 10 1/8%
  Notes                                   --             --           22.1             --
 Inventory charge associated
  with Analog restructuring               --             --             --            2.5
 Gain on sale of space and
  defense product line                    --             --          (20.5)            --
 Amortization of acquisition-
  related intangibles                    9.5           14.1           28.3           38.7
 Less associated tax effects            (3.3)          (5.6)         (12.3)         (20.6)
                                     -------        -------        -------        -------
Pro forma net income (loss)          $  10.5        $  (8.8)       $  16.9        $  23.1
                                     -------        -------        -------        -------

                   Fairchild Semiconductor International, Inc.
                            Statements of Operations
                     (In millions, except per share amounts)
                                   (Unaudited)

                                            Three Months Ended             Nine Months Ended
                                          Sept 29,      Sept 30,       Sept 29,       Sept 30,
                                            2002          2001           2002            2001
Revenue:
 Net sales--trade                        $   346.4     $   303.4      $ 1,019.4       $ 1,025.7
 Contract manufacturing                       14.2          22.0           38.6            57.4
                                         ---------     ---------      ---------       ---------
    Total revenue                            360.6         325.4        1,058.0         1,083.1

Operating expenses:
 Cost of sales--trade                        259.4         246.0          761.9           769.7
  Cost of contract manufac-
  turing                                      11.1          14.3           30.0            37.7
 Research and development                     20.0          19.1           62.5            64.4
 Selling, general and
  administrative                              36.4          35.8          108.5           120.1
 Amortization of acquisition-
  related intangibles (2)                      9.5          14.1           28.3            38.7
 Restructuring and impairments                  --           0.8            3.6            14.2
 Purchased in-process research
  and development                               --           1.0            1.7            13.8
                                         ---------     ---------      ---------       ---------
    Total operating expenses                 336.4         331.1          996.5         1,058.6
                                         ---------     ---------      ---------       ---------

Operating income (loss)                       24.2          (5.7)          61.5            24.5
Interest expense, net                         17.5          23.6           69.1            63.7
Other expense                                   --            --            1.6              --
                                         ---------     ---------      ---------       ---------

Income (loss) before income
  taxes                                        6.7         (29.3)          (9.2)          (39.2)
Provision (benefit) for income
  taxes                                        2.4         (10.2)          (3.2)          (13.7)
                                         ---------     ---------      ---------       ---------
Net income (loss)(2)                     $     4.3     $   (19.1)     $    (6.0)      $   (25.5)
                                         ---------     ---------      ---------       ---------
Net income (loss) per common share:

    Basic                                $    0.04     $   (0.19)     $   (0.06)      $   (0.26)
                                         ---------     ---------      ---------       ---------

    Diluted (2)                          $    0.04     $   (0.19)     $   (0.06)      $   (0.26)
                                         ---------     ---------      ---------       ---------
Weighted average common shares:

    Basic                                    117.0          99.7          108.1            99.5
                                         ---------     ---------      ---------       ---------

    Diluted                                  118.7          99.7          108.1            99.5
                                         ---------     ---------      ---------       ---------


(2) In accordance with generally accepted accounting principles (GAAP),earnings for the three and nine months ended September 30, 2001 reflect charges for the amortization of goodwill and assembled workforce of $4.7 million and $12.1 million, respectively, which are no longer being amortized with the adoption of FASB Statement No. 142. Net loss for the three and nine months ended September 30, 2001 would have been $16.0 million, or $0.16 per diluted share, and $17.6 million, or $0.18 per diluted share, respectively, without this amortization charge.

                   Fairchild Semiconductor International, Inc.
                                 Balance Sheets
                                  (In millions)

                                                        September 29,  December 30,
                                                            2002           2001
                                                         (unaudited)

                                     ASSETS
Current Assets:
 Cash and cash equivalents                               $  632.4      $  504.4
 Receivables, net                                           163.7         133.6
 Inventories                                                202.1         209.1
 Other current assets                                        35.0          27.7
                                                         --------      --------
    Total current assets                                  1,033.2         874.8

Property, plant and equipment, net                          659.8         663.0
Intangible assets, net                                      448.1         479.8
Other assets                                                132.4         131.6
                                                         --------      --------
    Total assets                                         $2,273.5      $2,149.2
                                                         --------      --------


               LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Current portion of long-term debt                       $    0.4      $    0.4
 Accounts payable                                           105.7         106.7
 Accrued expenses and other current
  liabilities                                                99.9          92.2
                                                         --------      --------
    Total current liabilities                               206.0         199.3

Long-term debt, less current portion                        852.8       1,138.2
Other liabilities                                             2.8           3.7
                                                         --------      --------
    Total liabilities                                     1,061.6       1,341.2
Total stockholders' equity                                1,211.9         808.0
                                                         --------      --------
    Total liabilities and stockholders'
     equity                                              $2,273.5      $2,149.2
                                                         --------      --------

                   Fairchild Semiconductor International, Inc.
                            Statements of Cash Flows
                                  (In millions)
                                   (Unaudited)


                                                  Nine Months Ended
                                               Sept 29,      Sept 30,
                                                 2002          2001
Cash flows from operating activities:
Net loss                                       $  (6.0)      $ (25.5)
 Adjustments to reconcile net loss
  to cash provided by operating
  activities:
    Depreciation and amortization                125.8         133.3
    Restructuring and impairments                  0.5           8.6
    Purchased in-process research
     and development                               1.7          13.8
    Other                                        (21.1)        (10.4)
    Changes in operating assets and
     liabilities, net of acquisitions            (26.3)         (2.9)
                                               -------       -------
      Cash provided by operating
       activities                                 74.6         116.9
                                               -------       -------
Cash flows from investing activities:
 Capital expenditures                            (88.0)       (101.2)
 Acquisitions and divestitures, net
  of cash acquired                                23.9        (343.1)
 Other                                            (2.2)         (7.0)
                                               -------       -------
    Cash used in investing activities            (66.3)       (451.3)
                                               -------       -------
Cash flows from financing activities:
 Repayment of long-term debt                    (285.4)       (120.4)
 Issuance of long-term debt                         --         350.0
 Proceeds from issuance of common
  stock and from exercise of stock
  options, net                                   409.7           5.1
 Other                                            (4.6)        (16.7)
                                               -------       -------
    Cash provided by financing activities        119.7         218.0
                                               -------       -------
Net change in cash and cash equivalents          128.0        (116.4)
Cash and cash equivalents at beginning
  of period                                      504.4         401.8
                                               -------       -------
Cash and cash equivalents at end of
  period                                       $ 632.4       $ 285.4
                                               -------       -------